HKCMCPA

HKCMCPA Company Limited
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
UniVision Engineering Limited

We hereby consent to the use in this Registration Statement on Form 20-F of our report dated December 2, 2011, relating to the consolidated financial statements of UniVision Engineering Limited and its subsidiaries as of March 31, 2011 and 2010 and for each of three years in the period ended March 31, 2011.

HKCMCPA Co Ltd

HKCMCPA Company Limited
(Formerly ZYCPA Company Limited)
Certified Public Accountants
March **26**, 2012

Hong Kong, China

Unit 602, 6/F., Hoseinee House, 69 Wyndham Street, Central, Hong Kong
Tel: (852) 2573 2296 Fax: (852) 2384 2022 http://www.hkcmcpa.us